UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

TRUE NATURE HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7535 East Hampden Avenue, Ste. 400 Denver, Colorado 80231
(Address of principal executive offices) (Zip Code)

(844) 383-8689
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

Sale and Issuance of Eagle Equities, LLC Term Note

The Company entered into a Securities Purchase Agreement and Promissory Note dated April 8, 2020, in the net amount of $100,000. The lender was Eagle Equities, LLC. The new note carries a 12% interest rate and has a maturity date of twelve (12) months from the date of execution. The Company may prepay the note, and management intends to fulfill this option, at a premium of 110% to 140% of principal and interest between the date of issuance and 180 days thereafter. Should the note not be paid in full, any remaining balance, at any time after 180 days after issuance may be convertible into the Company’s common stock at a conversion price for each share of common stock equal to 60% of the lowest traded price of the Company's common stock for the 20 prior trading days including the day upon which a notice of conversion is received by the Company. The documents related to this transaction can be found in Exhibits 4.01 and 4.02 to this filing, The use of proceeds requires the Company to redeem certain previously issued convertibles notes, and there is a prohibition in the agreement against additional discounted convertible notes.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the Eagle Equities, LLC Note, the Eagle Equities, LLC SPA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Eagle Equities, LLC Note, the Eagle Equities, LLC SPA, filed as Exhibits 4.01 and 10.01, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 1.02	Entry into Termination of a Material Definitive Agreement.

Repayment of Certain Previously Issued Convertible Notes

As a part of its recently announced initiative to eliminate its convertible note financings, on April 13, 2020, True Nature Holding, Inc. (the “Company”) paid in full a previously issued convertible notes with PowerUp Lending Group, LTD (“PowerUp”). The PowerUp Convertible Bridge Note dated October 15, 2019, which had a face amount of $54,000, was paid in full for $$84,230.79 including all accrued interest.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The recipient of the Securities is an accredited investor.

Item 7.01	Regulation FD Disclosure.

On April 17, 2020, True Nature Holding, Inc issued a press announcing that it engaged CIM Securities LLC to act as its investment advisor with regards to investment banking activities.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
4.01	12% Convertible Redeemable Promissory Note, dated April 8, 2020, with Eagle Equities Inc.
4.02	Securities Purchase Agreement dated April 8, 2020, with Eagle Equities, Inc.
99.1	Press release dated April 17, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NATURE HOLDING, INC.

Date: April 17, 2020	By:	/s/ Julie R. Smith
Julie R. Smith
President, Chief Operating Officer

	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer and Interim Chief Financial Officer